Exhibit 99.1
For further information, contact:
Ashley Ammon MacFarlane/Brian Prenoveau, CFA
ICR, Inc. for TRM Corporation
Office: (203) 682-8200
TRM Corporation to Apply for Transfer to NASDAQ Capital Market
PORTLAND, Oregon, March 12, 2008 — TRM Corporation (NASDAQ: TRMM) announced today that it is applying to transfer its NASDAQ listing from the NASDAQ Global Market to the NASDAQ Capital Market. The Company no longer satisfies the minimum stock price requirement of the NASDAQ Global Market as set forth in Marketplace Rule 4450(a).
By making the application to switch to the NASDAQ Capital Market, the Company will be afforded a 180 day period within which to satisfy the minimum bid price rule of the NASDAQ Capital Market prior to being delisted from the NASDAQ Capital Market. The Company does not believe that market liquidity will be adversely impacted by a transfer to the NASDAQ Capital Market.
About TRM Corporation
 TRM Corporation is a consumer services company that provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States. TRM operates the second largest non-bank ATM network in the United States.
Forward-Looking Statements
 Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; changes in interest rates; maintaining satisfactory relationships with our banking partners; our ability to continue to reduce attrition in our existing ATM estate and to add new ATMs; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our acquisition strategy. Additional information on these factors, which could affect our financial results, is included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and in our quarterly reports on Form 10-Q for the quarters ended March 30, 2007, June 30, 2007 and September 30, 2007 under the caption “Risk Factors” and elsewhere in such reports. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.